EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
DoMark International Inc

We hereby consent to the inclusion in this form 10-K, pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 of our report dated October 23, 2013 relating to the financial statements of DoMark International, Inc. as of and for the years ended May 31, 2013.

/s/ ZBS Group LLP
Plainview, New York
October 23, 2013

255 Executive Drive, Suite 400 Plainview, New York 11803
Tel: (516) 394-3344     Fax:  (516) 908-7867
www.zbscpas.com